UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 1, 2015

New Senior Investment Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36499	80-0912734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas New York, New York	10105
(Address of principal executive offices)	(Zip code)

212-479-3140
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events.

On December 1, 2015, New Senior Investment Group Inc. (the “Company”) issued a press release announcing the Company’s board of directors authorized the repurchase of up to $100 million of the Company’s common stock over the next 12 months.   Repurchases may be made from time to time through open market purchases or privately negotiated transactions, or pursuant to one or more plans established pursuant to Rule 10b5-1 under the Exchange Act, in each case, as permitted by securities laws and other legal requirements.  The amount and timing of the purchases will depend on a number of factors including the price and availability of the Company’s shares, trading volume, capital availability, Company performance and general economic and market conditions.  The share repurchase program may be suspended or discontinued at any time.

A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated December 1, 2015, issued by New Senior Investment Group Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.

Date: December 1, 2015	By:	/s/ Justine A. Cheng
Name: Justine A. Cheng
Title: Chief Financial Officer and Treasurer
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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated December 1, 2015, issued by New Senior Investment Group Inc.

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